UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019 (June 24, 2019)

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 901, Building 6, No. 1678 Jinshajiang Road Putuo District, Shanghai, China	200333
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 21-3258 3578

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, Yu Li resigned as Chief Financial Officer of Planet Green Holdings Corp. (the “Company”). Ms. Li’s resignation was for personal reasons and was not due to any disagreement with the Company.

On June 24, 2019, the board of directors of the Company appointed Lili Hu to serve as Chief Financial Officer of the Company, effective immediately.

Ms. Hu, age 40, has over ten years of accounting experience. Ms. Hu has served as the financial director of Xianning Bozhuang Tea Products Co., Ltd., a wholly-owned subsidiary of the Company, since July 2018. From June 2016 to June 2018, Ms. Hu worked as an audit project manager with Hubei Puhua Lixin LLP, an audit firm in Hubei, China. From May 2014 to May 2016, Ms. Hu was a financial manager of Houfu Medical Device Co., Ltd., a medical device company in China. From January 2009 to December 2013, Ms. Hu served as the financial director of Hebei Rentian Gaopeng Mechanical Co., Ltd., a manufacturing company in China. From January 2006 to June 2008, Ms. Hu was the Chief Financial Officer of Hubei Hongfa Telecommunications Co., Ltd., a telecommunications company in China. Ms. Hu graduated from Hubei University of Science and Technology with a major in accounting. Ms. Hu is a Certified Public Accountant in China.

The Company and Ms. Hu have entered into an employment agreement setting forth the terms and conditions of Ms. Hu’s employment as Chief Financial Officer. The principal term of her employment includes an annual base salary of $48,000. The agreement has a duration of one year, subject to renewal. Should Ms. Hu be terminated for cause, or by reason of death or disability, or resign without good reason (as such terms are defined in the employment agreement), Ms. Hu shall be entitled to receive her base salary through the end of her employment and such other compensation and benefits as may be provided in applicable plans and programs of the Company. Should Ms. Hu be terminated without cause (other than due to death or disability) or resign for good reason (as such terms are defined in the employment agreement), she shall be entitled to receive continuation of her base salary for three months following of the end of her employment.

There are no family relationships between Ms. Hu and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Hu that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2019	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Hongxiang Yu
Name: Hongxiang Yu
Title: Chief Executive Officer,
President and Chairman

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